Exhibit 2.5

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

YM Corporation

Nevada Business Identification # NV20061229294
Expiration Date: 08/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/30/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202512306382662
You may verify this certificate online at https://www.nvsilverflume.gov/home

OFFIC E O F THE SECRETARY OF STATE Business Entity - Filin g Acknowledgement 12/30/2025 Wor k Orde r Ite m Number: Filing Number: Filing Type: Filin g Date/Time: Filing Page(s): W2025123001328 - 4940538 20255406437 Amendment After Issuance of Stock 12/23/2025 10:00:00 AM 2 Indexed Entity Information: Entity ID: E0622352006 - 3 Entity Status: Active Entity Name: Y M Corporation Expiratio n Date : None Commercial Registered Agent Vcor p Agen t Services , Inc. 701 S. Carson Street, Suite 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretar y o f State STATE OF NEVADA C. MURPHY HEBERT Chie f Deput y Secretar y o f State DEANNA L. REYNOLDS Deput y Secretar y fo r Commercia l Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 225 0 La s Vega s Blv d North North Las Vegas, NV 89030 40 1 N . Carso n Street Carson City, NV 89701 1 Stat e o f Nevad a Way Las Vegas, NV 89119

Business Number E0622352006 - 3 Filed in the O f fice of Secretary of State State Of Nevada Filing Number 20255406437 Filed On 12/23/2025 10:00:00 AM Number of Pages 2

10:35:35 a.m. 12-23-2025 | 4 | 18886118813
To: Page: 4 of 4 2025-12-23 18:36:48 GMT 18886118813 From: Vcorp Services, L

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The corporation's name is hereby changed to YM Corporation. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Officer or Authorized Signer — Title: President X ______ — Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

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Revised: 9/1/2023